                                                                   EXHIBIT 10.54
                                                                       EXHIBIT A

                                                                         No.____

                            EQUALNET HOLDING CORP.

                            Stock Purchase Warrant

     This Stock Purchase Warrant ("Warrant") is issued as of the 15th day of April, 1998, by EqualNet Holding Corp., a Texas corporation ("EqualNet"), to Michael L. Hlinak ("Hlinak") pursuant to that certain Severance Agreement dated as of April 1, 1998 between EqualNet and Hlinak.

                                  WITNESSETH:
                                  -----------

     (a)  ISSUANCE OF WARRANT; TERM.

         (i) For and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EqualNet hereby grants to Hlinak, subject to the provisions hereinafter set forth, the right to purchase up to 90,000 shares of EqualNet's common stock, par value $.01 per share ("Common Stock"). The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares".

         (ii) This Warrant shall be exercisable at any time on or before the fifth anniversary of the date hereof, provided that the shareholders of EqualNet shall have ratified the issuance of this Warrant by the vote, in person or by proxy, of the holders of a majority of the shares of EqualNet's capital stock present, entitled to vote and voting at a duly called meeting of EqualNet shareholders at which a quorum is present.

     (b) EXERCISE PRICE. The exercise price per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be $2.00 (hereinafter referred to as the "Exercise Price").

     (c)  EXERCISE.

          (i) This Warrant may be exercised by Hlinak for the purchase of any of the Shares for which this Warrant is then exercisable pursuant to Section 1(b) hereof in whole or in part, upon delivery of written notice of intent to EqualNet at the following address: 1250 Wood Branch Park Drive, Houston, Texas 77079 or such other address as EqualNet shall designate in written notice to Hlinak, together with this Warrant and payment (in the manner described in Section 3(b) below) for the aggregate Exercise Price of the Shares so purchased. Upon exercise of this Warrant as aforesaid, EqualNet shall as promptly as practicable execute and deliver to Hlinak a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by Hlinak. If this Warrant shall be exercised with respect to less than all of the Shares, Hlinak shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant.

         (ii) Payment for the Shares to be purchased upon exercise of this Warrant may be made by the delivery of a certified or cashier's check payable to EqualNet for the aggregate Exercise Price of the Shares to be purchased.

     (d) COVENANTS AND CONDITIONS. The above provisions are subject to the following:

         (i) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws ("Blue Sky Laws"). This Warrant and the Shares have been acquired for investment purposes and not with a view to distribution or resale and the Shares may not be made subject to a security interest pledged, hypothecated, sold or otherwise transferred without an effective registration statement therefor under the Act and such applicable Blue Sky Laws or an opinion of counsel (which opinion and counsel rendering same shall be reasonably acceptable to EqualNet) that registration is not required under the Act and under any applicable Blue Sky Laws. The certificates representing the Shares shall bear substantially the following legend:

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR IN THE OPINION OF COUNSEL REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.

Other legends as required by applicable federal and state laws may be placed on such certificates. Hlinak and EqualNet agree to execute such documents and instruments as counsel for EqualNet reasonably deems necessary to effect compliance of the issuance of this Warrant and any Shares issued upon exercise hereof with applicable federal and state securities laws.

         (ii) EqualNet covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable. EqualNet shall at all times, commencing on the date this Warrant shall become exercisable, reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Warrant.

         (iii) This Warrant shall not be subject to voluntary or involuntary alienation, assignment or transfer.

     (e) WARRANT HOLDER NOT STOCKHOLDER. This Warrant does not confer upon Hlinak any right whatsoever as a stockholder of EqualNet.

     (f) ANTI-DILUTION. In case at any time or from time to time after the date of this Warrant, all of the holders of Common Stock of EqualNet shall have received or shall have become legally entitled to receive:

          (A) other or additional stock or other securities or property (other than cash) by way of a dividend or other distribution; or

          (B) other or additional (or less) stock or other securities or property (including cash) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (but not including any cash dividends), then and in each such case Hlinak, upon the exercise hereof as provided in
Section 3, shall be entitled to receive, in lieu of (or in addition to, as the case may be) the Shares theretofore receivable upon the exercise of this Warrant, the amount of stock and other securities and property (including cash in the case referred to in clause (ii) above) which Hlinak would have held on the date of such exercise if on the date of such conversion, dividend, distribution, corporate rearrangement or such other event, as described in clause (ii) above, Hlinak had been the holder of record of the number of Shares receivable upon exercise of this Warrant and had thereafter, during the period from the date thereof to and including the date of such exercise, obtained such Shares and all other or additional (or less) stock and other securities and property (including cash in the case referred to in clause (ii) above) receivable by Hlinak as aforesaid during such period.

     (g) NOTICES. All notices, requests, offers, elections and other communications under this Warrant shall be in writing and shall be deemed to have been given at the time when deposited in the United States mail at a general or branch post office, postage prepaid, registered or certified mail (return receipt requested), and addressed to the respective parties at the addresses stated below or to such other changed addresses as the parties may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt. Notices addressed as follows:

     If to EqualNet:    EqualNet Holding Corp.
                        1250 Wood Branch Park Drive
                        Houston, Texas 77079
                        Attention: General Counsel

     If to Hlinak:      Michael L. Hlinak
                        19910 Erika Way
                        Katy, Texas 77450

     IN WITNESS WHEREOF, EqualNet has caused this Stock Purchase Warrant to be executed and delivered by its duly authorized officer as of the date first above written.

                                                EQUALNET HOLDING CORP.

                                                By: ___________________

                                                Name: __________________

                                                Title: _________________